Exhibit 23.1

                        CONSENT OF COOPERS & LYBRAND LLP


         We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-__________) of our reports dated January 31, 1997 on our audits of the consolidated financial statements and financial statement schedules of Western Micro Technology, Inc.


                                         /s/ COOPERS & LYBRAND LLP

San Jose, CA
June 30, 1997